EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

re:      C&D TECHNOLOGIES, Inc. and Subsidiaries
          Registration on Forms S-8 (Registration No. 33-31978,
          No. 33-71390, No. 33-86672, No. 333-17979 and No. 333-38891)

We are aware that our report dated November 25, 1997 on our review of interim financial information of C&D TECHNOLOGIES, Inc. and Subsidiaries for the period ended October 31, 1997 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of C&D Technologies, Inc. and Subsidiaries on Forms S-8 (Registration No. 33-31978, No. 33-71390, No. 33-86672, No. 333-17979 and No. 333-38891).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 11, 1997






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